SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

IndyMac Residential Mortgage-Backed Trust, Series 2006-L4
(Exact name of issuing entity as specified in its charter)

IndyMac ABS, Inc.
(Exact name of depositor as specified in its charter)

IndyMac Bank, F.S.B.
(Exact name of sponsor as specified in its charter)

Delaware	333-134691-04	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue Pasadena, California		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On March 23, 2007, IndyMac ABS, Inc. (the “Depositor”) entered into Amendment No. 1 (the “Amendment”) to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), by and among the Depositor, IndyMac Bank, F.S.B., as seller and servicer (the “Seller” and “Servicer”, as applicable) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), relating to the IndyMac Residential Mortgage-Backed Trust, Series 2006-L4. The full text of the Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K. Any terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

SECTION 9- Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits

Exhibit No.	Description
4.2
Amendment No. 1 to the Pooling and Servicing Agreement, dated as of December 1, 2006, by and among IndyMac ABS, Inc. (the “Depositor”), IndyMac Bank, F.S.B., as seller and servicer (the “Seller” and “Servicer”, as applicable) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), relating to the Series 2006-L4 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 26, 2007

INDYMAC ABS, INC.

By:	/s/ Jill Jacobson
Name:	Jill Jacobson
Title:	Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.2	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of December 1, 2006, by and among IndyMac ABS, Inc. (the “Depositor”), IndyMac Bank, F.S.B., as seller and servicer (the “Seller” and “Servicer”, as applicable) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), relating to the Series 2006-L4 Certificates.	6

EXHIBIT 4.2